Exhibit 99.1

T2 Biosystems Announces Preliminary Second Quarter Commercial, Clinical and Executive Personnel Updates

LEXINGTON, Mass., July 7, 2016 — T2 Biosystems, Inc. (NASDAQ: TTOO), a company developing innovative diagnostic products to improve patient health, today announced preliminary commercial metrics for its second quarter, news regarding replacement of products at customer sites, an update on the timing for completing clinical trials for the T2Bacteria® Panel, news from the recent ASM Microbe 2016 conference and the planned appointment of a veteran operations executive to the position of chief operations officer (COO).

For the second quarter ended June 30, 2016, the Company closed six commitments, four domestically and two in international markets.  Among these were a leading US academic medical center with multiple affiliated hospitals and another large US regional hospital system.  The two international commitments are large and prestigious medical centers in their respective regions.  Full results for the second quarter are scheduled to be announced at the close of market on August 2, 2016.

“There is an active, robust pipeline of almost 400 hospital and hospital system prospects, of which approximately 5% are in the late stages of the sales process.  That activity, coupled with the growth in the size of our salesforce, has us optimistic about the second half of the year,” said John McDonough, president and CEO of T2 Biosystems.  “The approval process for bringing in new diagnostic tests continues to evolve at many hospitals and hospital systems.  As we noted following the first quarter, we are also evolving our tactics to further emphasize customer success stories, which we believe are critical to the selling process.  While it remains difficult to predict the precise closing dates for contracts each quarter, we believe we can still achieve our goal of closing 45 commitments and contracts this year, the lower end of our previously stated goal for 2016. However, we fully appreciate that the predictability around the timing on closing contracts introduces a degree of uncertainty to achieving that goal, and we will provide an update on our goals in the future, if appropriate.”

T2 Biosystems also is currently reporting to users of the Company’s T2Candida® Panel, that the T2Candida cartridge has recently realized higher than normal “invalid” test results as the cartridge ages.  Based on investigative data along with the design of the test, the Company does not believe the identified issue impacts the accuracy of positive and negative test results or has any relationship with the core T2MR® testing technology.  While the Company determined that the possible increased invalid test result rate does not present an increased risk to patient health, an abundance of caution led the Company to hold shipment of the cartridges beginning the last week of June.  The Company is going to remove current customer inventory in the field and replace it with cartridges that are made using a prior manufacturing process.  The Company plans to commence shipping new cartridges within 2 to 5 business days.  The Company currently estimates the cost of these activities to be less than $750,000.

In addition, the shift of internal resources towards reconvening cartridge shipments, along with the scaling of our operations to support multiple products, will impact the timing for completing the T2Bacteria Panel pivotal trial.  To be prudent, the Company is pushing out the expected timeline for the completion of that trial and now is targeting completing the trial and filing with the FDA in mid-2017.

McDonough continued, “In addition to the operational activity at the close of the quarter, two significant activities also bear noting.  First, customer presentations at the ASM event in June were exceptionally positive and confirm the clinical and economic value our technology is delivering to patients and those institutions adopting the system.  Both oral as well as poster presentations presented by early T2Candida Panel adopters communicated the kind of case studies, experiences and data that lead to peer-to-peer selling — an important element as we pursue a commercial tipping point.  In addition, our own symposium, which attracted 75 attendees in 2015, grew this year to more than 200 attendees.

“Finally, and importantly, I am happy to report that Joanne Spadoro, Ph.D., has agreed to join T2 Biosystems as chief operations officer,” McDonough added.  “Joanne has been a key contributor at T2 for many years — first as a member of our Scientific Advisory Board and most recently as an operational consultant.  Prior to joining T2, Joanne was the chief scientific officer and vice president of worldwide operations at Immucor and senior vice president at Roche Molecular Systems heading its global development and operations functions.  Joanne will continue as a full-time consultant over the coming six to eight weeks and will become COO thereafter.”

Conference Call

T2 Biosystems’ management will provide commentary including a Q&A session to discuss the stop shipment issue as well as today’s commercial and regulatory update on a conference call beginning at 4:30 p.m. Eastern Time today, Thursday, July 7.  To join the call, participants may dial 1-877-407-4018 (US) or 1-201-689-8471 (International).  To listen to the live call via T2 Biosystems’ website, go to www.t2biosystems.com, in the Events & Presentations section.  A webcast replay of the call will be available for 30 days following the conclusion of the call in the Events & Presentations section of the website.

About The T2Candida Panel

The T2Candida Panel is the first sepsis pathogen diagnostic that provides species-specific results in three to five hours without the need for blood culture, which can take up to six days to provide a result. The rapid detection of Candida enables physicians to provide targeted treatment quickly, and research has shown this can reduce a positive sepsis patient’s length of stay in the hospital by almost nine days at a cost savings of approximately $26,887. A rapid negative result can prevent unnecessary administration of antimicrobials, further reducing costs. In addition, a rapid negative result can prevent or reduce antimicrobial resistance, which the Centers for Disease Control and Prevention has designated a Serious Threat.

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR®, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the performance of the Company’s diagnostic products and the ability to bring such products to market. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. For more information on risk factors for T2 Biosystems, Inc.’s business, please refer to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 9, 2016, under the heading “Risk Factors,” and other filings the Company makes with the Securities and Exchange Commission from time to time.  Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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